                                                                   EXHIBIT 5.2

                  [Mayer, Brown, Rowe & Maw LLP Letterhead]

                              February 23, 2006

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

Ladies and Gentlemen:

      We have acted as your counsel in connection with the  authorization  and issuance from time to time in one or more series of Mortgage  Asset-Backed and
Manufactured     Housing    Contract     Pass-Through     Certificates    (the
"Certificates").   We  have  examined  the  Amendment  No. 1  to  Registration
Statement  on  Form  S-3  dated  as of  February  23,  2006  relating  to  the
Certificates   (the   "Registration    Statement"),    the   prospectus   (the
"Prospectus")  forming a part of the  Registration  Statement to be filed with
the  Securities  and  Exchange   Commission  (the   "Commission")   under  the
Securities  Act of 1933, as amended (the "Act"),  and such other  documents as we  have  deemed  necessary  or  advisable  for  purposes  of  rendering  this opinion.  As set forth in the Registration  Statement,  separate trusts (each, a "Trust")  will be  established  and will issue  Certificates  pursuant  to a pooling and servicing  agreement  (collectively  the  "Agreement").  Except as otherwise  indicated  herein,  all terms  defined in the  Prospectus  are used herein as so defined.

      We have  assumed for the  purposes of the  opinions set forth below that the  Certificates  will be  issued  in  series  created  as  described  in the
Registration  Statement  and  that  the  Certificates  will be sold by you for
reasonably   equivalent   consideration.   We  have  also   assumed  that  the
Certificates  will be duly issued,  executed,  authenticated  and delivered in accordance  with  the  provisions  of the  Agreement.  In  addition,  we  have assumed  that the parties to each  Agreement  will  satisfy  their  respective obligations  thereunder.  We express no opinion  with respect to any series of
Certificates for which we do not act as counsel to you.

      On the basis of the  foregoing  examination  and  assumptions,  and upon consideration  of applicable law, it is our opinion that when an Agreement for a series of Certificates  has been duly and validly  executed and delivered by the  parties  thereto,  and the  Certificates  of such  series  have been duly
executed,   authenticated,   delivered  and  sold  as   contemplated   in  the
Registration Statement,  such Certificates will be legally and validly issued, fully paid and  nonassessable,  and the holders of such  Certificates  will be entitled to the benefits of such Agreement.

      We hereby  consent  to the  filing of this  letter as an  exhibit to the
Registration  Statement and to the  references to this firm under the headings
"Legal  Matters" in the  Prospectus  and "Legal  Opinions"  in the  Prospectus
Supplement  forming a part of the Registration  Statement,  without  admitting that we are  "experts"  within the  meaning of the term used in the Act or the rules and  regulations of the Commission  issued  thereunder,  with respect to any part of the Registration Statement, including this exhibit or otherwise.

                                    Very truly yours,

                                    /s/ MAYER, BROWN, ROWE & MAW LLP